UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 08, 2022

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

Convertible Note

On or about February 4, 2022, Dalrada Financial Corporation (the “Company”) entered into a securities purchase agreement ("SPA") with YA II PN, Ltd. (the “Buyer”) for issuance and sale of convertible debentures (the “Debentures”) in the aggregate principal amount of $3,000,000. The first Debenture in a principal amount of $2,000,000 was purchased upon the signing of the SPA on February 7, 2022 (the “First Closing”), and the second Debenture in the principal amount of $1,000,000 shall be purchased upon the filing of a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of Common Stock underlying the Debenture by the Buyer (the “Second Closing”), with the purchase price equal to 96% of the principal amount.

The Debentures have a fixed conversion price of $0.9151 per share (the “Fixed Conversion Price”). The principal and interest, which will accrue at a rate of 5% per annum, payable under the Debentures will mature 15 months from the issuance date (the “Maturity Date”), unless earlier converted or redeemed by the Company. At any time before the Maturity Date, the Buyer may convert the Debentures into the Company’s common stock at the Fixed Conversion Price. Beginning on May 1, 2022 and continuing on the first day of each calendar month thereafter through February 1, 2023, the Principal amount plus a 20% redemption premium and plus accrued and unpaid interest will be subject to monthly redemption (“Monthly Redemption”). Under Monthly Redemption, the Company shall redeem an applicable redemption amount in accordance with the redemption schedule provided in the Debenture, which is subject to pro rata adjustment to reflect the conversion or redemption otherwise effected pursuant to the Debenture contemporaneous with or prior to the scheduled redemption date, in cash, in common stock through the Buyer’s conversion of the Debenture (at any time after the applicable redemption date), or a combination of both at the Company’s option. With respect to each Monthly Redemption all or partially in common stock, the conversion price shall be the lower of (1) the Fixed Conversion Price, or (2) 100% of the lowest daily VWAP during the ten consecutive trading days immediately preceding the date of conversion (the “Variable Conversion Price”). The conversion price shall be adjusted from time to time pursuant to the other terms and conditions of the Debenture. At no point will the conversion price be less than $0.01.

Warrants:

The Company will issue to the Investor warrants equal to 30% coverage exercisable at a strike price equal to the Fixed Conversion Price determined at the date of the initial closing or 983,499. The Warrants shall be exercisable for four (4) years and shall be exercised on a cash basis provided the Company is not in default and the shares underlying the Warrant are subject to an effective registration statement at the time of the Investor’s exercise. There is a cashless provision.

Redemption Option:

The Company, in its sole discretion, may redeem in cash amounts owed under the Debentures prior to the Maturity Date by providing the Buyer with advance written notice at least 10 trading days prior to such redemption, provided that the Shares are trading below the Fixed Conversion Price at the time of the redemption notice. The Company shall pay a redemption premium equal to 20% (the “Redemption Premium”) of the principal amount being redeemed.

The foregoing description is qualified in its entirety by reference to the full text of the SPA, the Registration Rights Agreement, the Debenture, and the Warrant, a copy of which is filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits

10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Convertible Note
10.4	Warrant Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2022	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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